Exhibit 10.2

[Form of Letter Agreement for

NTR Investors LLC]

, 2006

NTR Acquisition Co.

100 Mill Plain Road, Suite 320

Danbury, Connecticut 06811

Re:	Initial Public Offering of NTR Acquisition Co.

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between NTR Acquisition Co., a Delaware corporation (the “Company”), Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives (the “Representatives”) of the underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each composed of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant, which is exercisable for one share of Common Stock (the “Warrants”). Certain capitalized terms used herein are defined in paragraph 8 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.        If the Company seeks approval of its stockholders of an Initial Business Combination, the undersigned will vote any IPO Shares owned directly or indirectly by it in favor of the Initial Business Combination.

2.        In the event that the Company fails to consummate an Initial Business Combination within 24 months from the effective date (the “Effective Date”) of the registration statement relating to the IPO (the “Registration Statement”), the undersigned will take all reasonable actions within its power to (a) cause the Trust Account to be liquidated and distributed to the holders of the IPO Shares and the Private Placement Shares as soon as reasonably practicable

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and (b) cause the Company to liquidate as soon as reasonably practicable (the earliest date on which the conditions in clauses (a) and (b) are both satisfied being the “Liquidation Date”).

3.        The undersigned acknowledges and agrees that the Company will not consummate an Initial Business Combination involving a company that is affiliated with the undersigned or any of its affiliates.

4.        Neither the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept a finder’s fee, consulting fee or any other compensation from the Company for services rendered. Subject to the review and approval of the Company’s Audit Committee, the undersigned shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating an Initial Business Combination.

5.        Neither the undersigned nor any affiliate of the undersigned will accept a finder’s fee, consulting fee or any other compensation or fees from any other entity in connection with an Initial Business Combination, other than compensation or fees that may be received for any services provided following such Initial Business Combination.

6.        The undersigned’s NASD questionnaire furnished to the Company and the Underwriters and attached hereto as Exhibit A is true and accurate in all respects. The undersigned represents and warrants that:

(a)      the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)      the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

(c)      the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked.

7.        The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement, and hereby consents to being named in the Registration Statement as a shareholder of the Company.

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8.        As used herein, (i) “Initial Business Combination” shall mean the acquisition through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, of one or more businesses or assets in the energy industry in connection with which the Company will require that a majority of the shares of Common Stock voted by the public stockholders, as such term is used in the Registration Statement, are voted in favor of such acquisition and stockholders owning less than 20% of the IPO Shares exercise their conversion rights; (ii) “Initial Founders’ Shares” shall mean the 7,812,500 shares of Common Stock purchased by NTR Partners LLC on June 20, 2006; (iii) “Initial Founders’ Warrants” shall mean the 2,500,000 Warrants purchased by NTR Partners LLC on June 20, 2006; (iv) “Performance Warrants” shall mean the 1,750,000 performance warrants purchased by NTR Partners LLC on June 20, 2006; (v) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the Company’s IPO; (vi) “Private Placement Units” shall mean the 312,500 Units of Common Stock that NTR Investors LLC has agreed to purchase prior to or contemporaneously with the Offering of the IPO Shares; (vii) “Private Placement Shares” shall mean the 312,500 shares of Common Stock underlying the Private Placement Units; (viii) “Private Placement Warrants” shall mean the 312,500 Warrants underlying the Private Placement Units; and (ix) “Trust Account” shall mean the trust account established under the Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and American Stock Transfer & Trust Company.

The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

This letter agreement shall be binding on the undersigned and such person’s respective successors, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered

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by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

NTR Investors LLC
By:	_____________________
Name: ________________
Title: ________________

Accepted and agreed: NTR Acquisition Co.
By:	_______________________
Name: __________________
Title: __________________

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Exhibit A

[NASD Questionnaire Furnished to the Company and the Underwriters]

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